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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Form S-3 (No. 333-128458) and the related Prospectuses regarding BRT Realty Trust's Shelf Registration Statement,

  (2)
  Form S-3 (No. 333-118915) regarding BRT Realty Trust's Dividend Reinvestment and Share Purchase Plan,

  (3)
  Form S-3 (No. 333-160569) and the related Prospectuses regarding BRT Realty Trust's Shelf Registration Statement,

  (4)
  Form S-8 (No. 333-101681) regarding BRT Realty Trust's 1996 Stock Option Plan,

  (5)
  Form S-8 (No. 333-104461) regarding BRT Realty Trust's 2003 Incentive Plan,

  (6)
  Form S-8 (No. 333-159903) regarding BRT Realty Trust's 2009 Incentive Plan, and

  (7)
  Form S-8 (No.333-182044) regarding BRT Realty Trust's 2012 Incentive Plan;

of our report dated December 13, 2010, the consolidated financial statement of BRT Realty Trust and Subsidiaries included in this Annual Report (Form 10-K) for the year ended September 30, 2012.

/s/ Ernst & Young LLP

New York, New York
December 13, 2012

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM